Exhibit 99.1

CINCINNATI BELL INC. ANNOUNCES EXPIRATION OF TENDER OFFER

CINCINNATI – September 20, 2016 – Cincinnati Bell Inc. (NYSE: CBB) (the “Company”) today announced the expiration of its previously announced offer to purchase for cash (the “Offer”) any and all of its outstanding 8.375% Senior Notes due 2020 (the “Notes”). The Offer expired at 5:00 p.m., New York City time, on September 19, 2016 (the “Expiration Time”). The terms and conditions of the Offer were described in the Offer to Purchase dated September 13, 2016 (the “Offer to Purchase”), and in the related Letter of Transmittal and Notice of Guaranteed Delivery, distributed to holders of the Notes.

The principal amount of Notes listed in the table below has been validly tendered in connection with the Offer prior to the Expiration Time:

CUSIP Number	Title of Security	Outstanding Principal Amount	Principal Amount Tendered
171871AN6	8.375% Senior Notes due 2020	$397,102,000	$312,520,000

The Company expects to pay for the Notes validly tendered in connection with the Offer upon the closing of its previously announced offering of $425 million aggregate principal amount of its 7% senior notes due 2024, which is expected on September 22, 2016.

Holders who validly tendered their Notes at or before the Expiration Time and whose Notes are accepted for purchase by the Company will receive total consideration of $1,032.50 per $1,000 principal amount of the Notes, subject to the terms and conditions set forth in the Offer to Purchase (the date of such payment being the “Payment Date”). The Company will also pay the applicable accrued and unpaid interest up to, but not including, the Payment Date of the validly tendered and accepted Notes. The Company will also accept Notes tendered and subsequently delivered in accordance with the guaranteed delivery process, and will pay holders of such Notes the Offer consideration for such accepted Notes plus accrued and unpaid interest up to, but not including, the Payment Date. Payment of the Offer consideration is subject to the terms and conditions described in the Offer to Purchase and the related Letter of Transmittal and Notice of Guaranteed Delivery.

Morgan Stanley & Co. LLC served as sole dealer manager for the Offer. D.F. King & Co., Inc served as information agent and tender agent for the Offer.

This press release is for informational purposes only and is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any securities. The Offer was made solely by means of the Offer to Purchase and the related Letter of Transmittal and Notice of Guaranteed Delivery.

Safe Harbor Note

This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements.  These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management.  Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements.  In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (“SEC”).  More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports.  Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE: CBB) provides integrated communications solutions – including local and long distance voice, data, high-speed Internet and video – that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

INVESTOR CONTACT:
Joshua Duckworth
Phone: 513-397-2292
E-mail: Joshua.Duckworth@cinbell.com

MEDIA CONTACT:
Jane Weiler
Phone: 513-397-9941
E-mail: Jane.Weiler@cinbell.com